UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2022

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverley Oaks Road, Suite 114, Waltham, MA 02452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Equity Distribution Agreement

On October 26, 2022, Ondas Holdings Inc. (the “Company”) entered into Amendment No. 1 to the Equity Distribution Agreement, dated March 22, 2022 (“Amendment No. 1”), with Oppenheimer & Co. Inc., as sales agent. Amendment No. 1 provides for the reduction of the aggregate offering price from up to $50 million to up to $40 million of shares of the Company's common stock, par value $0.0001 per share (the "Shares").

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-252571) filed on January 29, 2021, which became effective on February 5, 2021, and the prospectus supplement thereto dated October 26, 2022.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Equity Distribution Agreement, dated October 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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